UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 2, 2005

Boeing Capital Corporation

(Exact name of registrant as specified in its charter)

(Commission File Number) 0-10795

Delaware	95-2564584

(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

500 Naches Ave. SW, 3rd Floor; Renton, Washington	98055
(Address of principal executive offices)	(Zip Code)

(425) 965-4002
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

This Current Report on Form 8-K is for the purpose of disclosing information relating to Boeing Capital Corporation (“BCC” or “Boeing Capital”) that was contained in the press release and Webcast of fourth quarter and full-year 2004 financial results of The Boeing Company (“Boeing”), dated February 2, 2005. The information relevant to Boeing Capital is as follows:

Boeing Capital Corporation

Boeing Capital continued to create value by supporting the operations of Boeing’s business units while reducing portfolio risk. Revenues for the full year and fourth quarter were $959 million and $226 million respectively, down from the corresponding periods in 2003 due to lower new business volume. Pre-tax income for 2004 rose significantly to $183 million as BCC’s risk management actions and the commercial market recovery supported a significant reduction in asset impairments and charges compared with 2003. Fourth-quarter pre-tax income totaled $35 million due to lower revenues and a charge to partially impair an EETC investment. BCC results are summarized in Table 7.

Table 7. Boeing Capital Corporation Operating Results

	4th Quarter		% Change	Full Year		% Change
(Millions)	2004	2003		2004	2003
Revenues	$226	$248	(9%)	$959	$991	(3%)
Pre-Tax Income (Loss)[1]	$35	$63	(44%)	$183	$91	101%
Discontinued Operations (After-Tax)[2]	$4	$9	(56%)	$52	$33	58%

[1]	Excludes discontinued operations from the sale of BCC’s commercial finance unit.

[2]	Includes gains on the disposal of discontinued operations of $9 million and $42 million in the fourth quarter of 2004 and the full-year 2004, respectively.

The year-end portfolio balance was $9.7 billion, down over $2.5 billion from the end of 2003, reflecting the sale of the commercial finance business as well as normal portfolio run-off and depreciation, which was higher than new business volume for the year. These factors, combined with solid performance, enabled BCC to contribute over $700 million in cash dividends to Boeing during the year. Leverage, as measured by the ratio of debt-to-equity, was 5.0-to-1, up slightly from 4.7-to-1 at the end of 2003. Boeing Capital debt was reduced by $2.2 billion during 2004, primarily as a result of the sale of its commercial finance business and low new aircraft financing volume. As a result, BCC’s year-end debt balance in 2004 was $6.9 billion compared with $9.1 billion at year-end 2003.

Boeing’s outlook for Boeing Capital is set forth in the table below:

Boeing Capital Corporation Financial Outlook (Billions)	2005	2006
Portfolio Growth, Net	Flat	Flat
Revenue	~$0.9	~$0.9
Return on Assets	~1%	>1%

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Item 9.01.	Financial Statements and Exhibits

The following exhibit is furnished as a part of this report:

Exhibit No. 99 Press Release

Item 2.02.	Results of Operations and Financial Condition

On February 2, 2005, Boeing publicly announced by means of a press release its fourth quarter and full-year 2004 financial results, some of which relate to Boeing Capital. The full text of Boeing’s press release is being furnished pursuant to Item 2.02 of Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Boeing Capital Corporation

	By:	/s/ Russell A. Evans
Russell A. Evans
February 2, 2005		Vice President and Chief Financial Officer

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